UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

At meetings held on December 9, 2009 and January 25, 2010, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following 2009 compensation matters for the executive officers of the Company noted below.  Further disclosure regarding these and other compensation matters will be included in the Compensation Discussion and Analysis section of the Company’s annual proxy statement to be filed with the SEC in advance of the Company’s 2010 annual shareholders’ meeting.

As a 2009 annual bonus, the Compensation Committee determined that:

•
Mr. George Bull, Chairman and Chief Executive Officer, would receive an annual bonus consisting of a cash payment of $2.1 million and an award of vested deferred stock units with a grant date fair value of $881,000;

•
Mr. Martin Hughes, President, Co-Chief Operating Officer, and Chief Financial Officer, would receive an annual bonus consisting of a cash payment of $1.5 million and an award of vested deferred stock units with a grant date fair value of $325,000;

•
Mr. Brett Nicholas, Co-Chief Operating Officer and Chief Investment Officer, would receive an annual bonus consisting of a cash payment of $1.5 million and an award of vested deferred stock units with a grant date fair value of $325,000;

•	Mr. Harold Zagunis, Chief Risk Officer, would receive an annual bonus consisting of a cash payment of $737,000; and

•	Mr. Christopher Abate, Controller, would receive an annual bonus consisting of a cash payment of $130,000.

With respect to each of the annual bonus payments described above, a portion of the bonus payment was determined based upon the Committee’s review of the financial performance of the Company and a portion of the bonus payment was determined based upon the Committee’s review of each executive officer’s individual performance.  Determinations based on the financial performance of the Company were based on the previously disclosed Company performance bonus formula as adjusted on a one-time basis to reflect certain accounting adjustments that relate to and will impact the Company’s 2009 reported financial results.  These bonus payments are scheduled to be paid or granted, as applicable, on February 25, 2010, subject to the completion of the audit of the Company’s 2009 financial statements.

In addition, in accordance with its previously disclosed policy and practice, the Compensation Committee made 2009 year-end long-term equity grants to each of the executive officers in the form of deferred stock units subject to a pro-rata vesting schedule over a four year period as follows:

•	Mr. George Bull, Chairman and Chief Executive Officer, received an award of deferred stock units on December 9, 2009 with a grant date fair value of $2,500,000;

•	Mr. Martin Hughes, President, Co-Chief Operating Officer, and Chief Financial Officer, received an award of deferred stock units on December 9, 2009 with a grant date fair value of $1,100,000;

•	Mr. Brett Nicholas, Co-Chief Operating Officer and Chief Investment Officer, received an award of deferred stock units on December 9, 2009 with a grant date fair value of $1,100,000;

•	Mr. Harold Zagunis, Chief Risk Officer, received an award of deferred stock units on December 9, 2009 with a grant date fair value of $400,000; and

•	Mr. Christopher Abate, Controller, received an award of deferred stock units on December 9, 2009 with a grant date fair value of $85,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2010
REDWOOD TRUST, INC.

By:  /s/ Andrew P. Stone

Name:    Andrew P. Stone
Title:      General Counsel and Secretary